EXHIBIT 10.10

[MIRROR IMAGE INTERNET, INC. LOGO]    CONFIDENTIAL   [WARP SOLUTIONS, INC. LOGO]


                           Mirror Image Internet, Inc.
                                      and
                              Warp Solutions, Inc.
                          Strategic Alliance Agreement

THIS STRATEGIC ALLIANCE AGREEMENT (this "Agreement"), made and entered into this _____ day of April 2003 ("Effective Date"), by and between Warp Solutions, Inc. ("Warp"), 535 West 34th Street, New York, NY 10001 and MIRROR IMAGE INTERNET, INC. ("MII"), a Delaware Corporation doing business at 49 Dragon Court, Woburn, Massachusetts 01801.


                                   WITNESSETH:

WHEREAS, WARP is in the business of selling network APPLIANCES THAT provide Application Acceleration TECHNOLOGY ("AAT"). AAT provides transaction performance and scalability to support websites. the AAT software programS, appliances, data and related technology and the intellectual property rights and confidential information pertaining thereto ARE THE PROPERTY OF WARP;

WHEREAS, MII is in the business of providing Internet content distribution, COMMERCE and other services ("MII Services") through its global AND PROPRIETARY Content Access POINT NETWORK ("CAP Network") and is the owner of the technologies the intellectual property RIGHTS AND confidential information relating thereto;

WHEREAS, WARP and MII desire to enter into a strategic alliance whereby the parties will cooperate to achieve the following goals:

(1) WARP TO PROVIDE, install, configure and support the operatION of AAT within the MII test environment FOR the purposes of (i) evaluating and testing AAT PERFORMANCE, FUNCTIONALITY and suitability for use prior to AAT being deployed into the mii cap network and (ii) for the purpose of enabling continuing support and testing of AAT

(2) WARP TO PROVIDE, install, configure and support the operation of AAT within THE MII cap network FOR the purposes of being ready and able to sell and deliver A MII service offering enhanced by aat ("AAT SERVICE") to current and future MII CUSTOMERS.

(3) MII to Offer AN AAT SERVICE running on MII's CAP Network Platform to current and future MII CUSTOMERS;

(4) WARP to offer MII's services on a referral and/or resale basis, whether based on warp technology or not, to prospective customer's of warp;

(5) MII to REFER prospective customers to warp when the prospective customer expresses an interest in acquiring warp products directly from warp.

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TABLE OF CONTENTS

SECTION 1 - DEFINITIONS..............................................  4

SECTION 2 - WARP TO PROVIDE, INSTALL, CONFIGURE AND OPERATE
            AAT WITHIN THE MII TEST ENVIRONMENT......................  5

SECTION 3 - WARP TO PROVIDE, INSTALL, CONFIGURE AND ASSIST IN THE
            OPERATION OF AAT WITHIN THE MII CAP NETWORK..............  6

SECTION 4 - MII TO OFFER AN AAT SERVICE RUNNING ON MII'S CAP NETWORK
            PLATFORM.................................................  7

SECTION 5 - WARP TO OFFER MII'S SERVICES ON A REFERRAL AND/OR RESALE
            BASIS....................................................  8

SECTION 6 - MII REFERRING CURRENT OR FUTURE CUSTOMERS TO WARP9

SECTION 7 - ESCROW OF WARP TECHNOLOGY................................ 10

SECTION 8 - SALES AND MARKETING ACTIVITIES........................... 11

SECTION 9 - MAINTENANCE AND SUPPORT ACTIVITIES....................... 12

SECTION 10 - RETAINED MARKETING RIGHTS............................... 12

SECTION 11 - TERMINATION............................................. 12

SECTION 12 - LIMITATION OF REMEDY.................................... 13

SECTION 13 - INTELLECTUAL PROPERTY OWNERSHIP......................... 13

SECTION 14 - CONFIDENTIALITY......................................... 14

SECTION 15 - WARRANTY................................................ 14

SECTION 16 - MISCELLANEOUS........................................... 15

EXHIBIT A - FEES PAID TO WARP BY MII FOR MII CUSTOMERS USE OF AAT
            SERVICE.................................................. 17

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                            SECTION 1 - DEFINITIONS

     1.1 "Confidential Information" means any and all technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, concepts, architectures, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, data logs and formulae related to the current, futures and proposed products and services of each of the Parties, and includes without limitation, their respective information concerning research, engineering, financial information including but not limited to unpublished financial statements, pricing policies and price lists, purchasing requirements, customer lists, business forecasts, sales and marketing plans and information. Confidential Information also includes proprietary or confidential information of any third party who may discloses such information to either Party in the course of the other Party's business.

     1.2 "Warp" means Warp Solutions, Inc., WARP Technology Holdings, Inc. and any other such affiliate or subsidiary.

     1.3 "Warp Technology" means Warp's proprietary technology and know-how including patented and unpatented proprietary technology, software programs, software tools, hardware designs, algorithms, (in source and object forms), user interface designs, objects and documentation (both printed and electronic), know-how, trade secrets and any related intellectual property rights throughout the world (whether owned by Warp or licensed to Warp from a third party) and also includes any derivatives, improvements, enhancements or extensions of Warp Technology conceived, reduced to practice, or developed during the term of this Agreement by Warp. Warp Technology also includes any hardware, software or devices that are provided by Warp as necessary to operate Warp Technology.

     1.4 "MII" means Mirror Image Internet, Inc, and any of its subsidiaries.

     1.5 "MII Technology" means MII's proprietary technology and know-how including MII patented and unpatented proprietary technology, CAP Network, architecture, software programs, software tools, hardware designs, algorithms, software (in source and object forms), user interface designs, architecture, network designs, know-how, trade secrets and any related intellectual property rights (whether owned by MII or licensed to MII from a third party) and also includes any derivatives, improvements, enhancements or extensions of MII technology conceived, reduced to practice, or developed during the term of this Agreement by MII.

     1.6 "Warp Software" means the software programs owned by Warp

     1.7 "Object Code" means programming code in machine readable form generated by compilation of Source Code and contained in a medium that permits it to be loaded and operated on servers.

     1.8 "Source Code" means code in programming languages such as "C" including all comments and procedural code, plus all related development documents.

     1.9 "AAT Service" means the Warp Technology running on the MII CAP network when the technology is providing any of the features of Warp to MII Customers as a service.

     1.10 "MII Customer" means parties directly or indirectly entering into an agreement to use, resell, embed, OEM, recommend, specify, distribute, or otherwise cause to be consumed or purchased any Mirror Image product or service.

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 SECTION 2 - WARP TO PROVIDE, INSTALL, CONFIGURE AND OPERATE AAT WITHIN THE MII
                                TEST ENVIRONMENT

In order to achieve the goals set forth for this partnership, it is a requirement that Warp's Technology be evaluated and tested for suitability to be deployed into the MII Cap Network. It also necessary to confirm that Warp Technology functions and performs in a manner that would adequately address MII's customers and prospective customer's technology needs in the areas of application acceleration.

To achieve this goal Warp agrees that:

     2.1 Warp will provide to MII its Technology, including all necessary hardware, software, and documentation, to be installed within the MII Test environment in Woburn Ma. This will be provided at no cost to MII.

     2.2 Warp will provide on-site and remote support as deemed necessary by the parties to ensure rapid evaluation and testing of the Warp Technology. This will be provided at no cost to MII.

     2.3 Warp will provide to MII the Warp technology so that it is in a configuration, and has the functionality, consistent with the latest available Warp Technology deemed by the parties to be suitable to the MII technology environment and consistent with the goals of the joint service offering.

     2.4 Warp will provide all efforts required to promptly address and solve any issues identified as part of this activity when such issues are identified by the Parties as being part of or related to Warp Technology.

     2.5 Warp acknowledges that in order to achieve the goals set forth for this partnership, it is a requirement that prior to being placed into commercial production within MII's CAP Network Warp's Technology contain specific functionality that is known at the time of this agreement may not be included in the currently available Warp technology. Specifically, Warp Technology must include the features and functions necessary for multiple MII Customers and multiple distinct internet domain names, with independent configuration settings for each domain name, to be processed by a single Warp appliance. These features and functions need to include any relevant security, accounting, logging, support, or other such features that are determined by the parties to be necessary for operation of the AAT Service.

     2.6 Warp acknowledges that in order to achieve the goals set forth for this partnership, additional technical requirements to be addressed by Warp Technology may become known as part of the testing and deployment process. Any features and functions that are determined by the parties to be necessary for the deployment and/or operation of the AAT Service will be implemented either prior to the AAT Service being made commercially available, or at a time mutually agreed upon by both parties in writing


To achieve this goal MII agrees that:

     2.7 MII will provide all necessary technical support to configure, deploy, and operate the Warp Technology in the test environment.

     2.8 MII will provide prompt notice to Warp of all errors, inconsistencies, performance problems, or other issues related to the proper functioning of the Warp equipment in the test environment.

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 SECTION 3 - WARP TO PROVIDE, INSTALL, CONFIGURE AND ASSIST IN THE OPERATION OF
                         AAT WITHIN THE MII CAP NETWORK

In order to achieve the goals set forth for this partnership, it is a requirement that Warp's Technology be deployed into the MII Cap Network.

To achieve this goal Warp agrees that:

     3.1 Warp will provide to MII its Technology, including all necessary hardware, software and documentation, to be installed within the MII CAP Network. Warp will provide adequate capacity to service requests from no less than three locations, with each location having the capacity to service no less than 500 HTTP requests per second.

     3.2 As MII Customers consume or commit to the purchase of AAT Services, Warp will increase the capacity of the Warp Technology within the MII CAP Network by providing additional appliances such that MII has adequate capacity to service no less than 2 times the forecasted utilization of AAT Services for any given month.

     3.3 Warp will provide on-site and remote support as deemed necessary by the parties to ensure rapid installation and availability for operation of the Warp Technology. This will be provided at no cost to MII.

     3.4 Warp will maintain the technology provided to MII so that it is in a configuration, and has the functionality, consistent with the latest available Warp Technology.

     3.5 Warp will provide all efforts required to promptly address and solve any issues identified as part of this activity when such issues are identified by the Parties as being part of the Warp Technology.

To achieve this goal MII agrees that:

     3.6 MII will provide all necessary technical support to configure, deploy, and operate the Warp Technology in the MII CAP network environment.

     3.7 MII will commit the appropriate CAP hardware, software, and telecommunications bandwidth to facilitate the proper operation of the Warp Technology.

     3.8 MII will make its best reasonable efforts to ensure that prior to requesting support services from Warp MII has a reasonable belief that the support issue being raised is caused by, or strongly influenced by, the technology being provided by Warp. Is any such case that Warp is requested to provide support to MII for other issues, MII agrees to compensate Warp per Warp's then current and published professional services rates, including any related travel expenses.

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 SECTION 4 - MII TO OFFER AN AAT SERVICE RUNNING ON MII'S CAP NETWORK PLATFORM

One of the specific goals of this strategic partnership is to offer and sell a MII managed service that uses the AAT provided to MII by Warp. These services are anticipated to be offered to current and future MII Customers through MII's direct and indirect sales activities.

To achieve this goal Warp agrees that:

     4.1 MII is granted the global non exclusive rights to use Warp Technology to create and to sell and distribute services to MII Customers as well as any other party.

     4.2 Warp will provide initial training on the sale use and installation of ATT Appliances to MII personnel and additional training on an as needed basis.

     4.3 Warp will provide support to MII customer service organization, for installation and use of AAT Service.

     4.4 Warp will assist MII in creating any applicable collateral, training materiel, documentation or messaging that is necessary to achieve this goal.

     4.5 Warp will refer to MII as a strategic partner and display MII's trademark and information in a manner consistent with such a relationship and in keeping with any branding guidelines published by MII.

MII agrees that:

     4.6 MII will make its best reasonable commercial efforts to offer an AAT Service to MII customers and prospects.

     4.7 MII will pay to Warp a fixed portion of the revenue MII receives from sale of the AAT Service. The amount and the timing of the payments shall be as specified, and as limited, in Exhibit ("A").

     4.8 MII will sell the AAT Service. All agreements for use of the AAT Service shall be between MII and the Subscriber.

     4.9 MII will provide support to Subscribers using AAT Services. MII acknowledges and agrees that Warp will have no responsibility to directly support Subscribers using MII AAT Services. However, Warp will provide assistance to MII in support of MII's efforts to assist MII customers in resolving issues.

     4.10 MII will invoice the applicable party for their use of the AAT Service sold by MII, and make its best effort to collect invoiced amounts from the party.

     4.11 MII will maintain records related to the sales of AAT Service. Such records will be made available to Warp at Warp's request.

     4.12 MII will refer to Warp as a strategic partner and display Warp's trademark and information in a manner consistent with such a relationship and in keeping with any branding guidelines published by Warp.

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   SECTION 5 - WARP TO OFFER MII'S SERVICES ON A REFERRAL AND/OR RESALE BASIS

One of the specific goals of this strategic partnership is Warp to offer the AAT Service, as well as other MII service offerings on a referral basis to current or prospective customers of Warp.

To achieve this goal Warp agrees that:

     5.1 Warp will represent MII services offerings in a manner consistent with how the services are offered by MII directly. Warp will use the then current MII branding, collateral, agreements and suggested retail pricing.

     5.2 Warp will document the referral of prospective customers to MII by transmitting an electronic mail message with a referral form to MII. The contents of the referral form and the electronic mail message address to be used will be mutually agreed upon by the parties.

     5.3 In such cases that there is any disagreement between Warp and MII as to when referral is to be accepted or rejected, Warp will cooperate with Warp to equitably resolve the disagreement to the mutual satisfaction of the parties.

     5.4 Warp will make reasonable commercial efforts to assist MII through the sales process with the prospective customer with the goal of MII receiving a committed order for services from the customer.

MII agrees that:

     5.5 MII will confirm its reception of Warp referrals by replying to the electronic mail message submitting the referral to the customer

     5.6 MII will accept all referrals from Warp when the information provided presents a valid commercial opportunity for sale of MII Services unless there is a valid reason, as described below, for MII to not accept the referral.

     5.7 MII will reject any referrals when the information provided by Warp indicates, in MII's judgment, that the referred entity is not a valid or suitable prospect for MII services, when the referred entity is already a current or past customer of MII, when the referred party is already engaged in business discussions with MII.

     5.8 In such cases that there is any disagreement between Warp and MII as to when referral is to be accepted or rejected, MII will cooperate with Warp to equitably resolve the disagreement to the mutual satisfaction of the parties.

     5.9 MII will pay to Warp a referral fee for any referrals that are accepted and ultimately result in the delivery of MII services to the referred entity except for the exclusions provided for in 5.10. The referral fee will be equal to the first month of monthly recurring revenue that the referred entity commits to paying to MII for each year of commitment by the referred entity. The referral fee will be paid to Warp by the end of the month in which the third monthly payment from the customer is received by MII.

     5.10 MII will not be obligated to pay Warp referral fees for any services under which Warp is receiving other payments. Specifically, MII will not be obligated to pay Warp any referral fees related to the AAT services if Warp is receiving payments under the terms described in Exhibit ("A").

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         SECTION 6 - MII REFERRING CURRENT OR FUTURE CUSTOMERS TO WARP

One of the specific goals of this strategic partnership is to give MII customers the ability to acquire Warp Technology directly from Warp.

To achieve this goal Warp agrees that:

     6.1 Warp will provide initial training on the sale use and installation of Warp Technology to MII personnel and additional training on an as needed basis.

     6.2 Warp will credit to MII against other amounts due to Warp from MII an amount equal to a 35% of the then current Warp retail pricing schedule for the purchased product or services (currently $80,000 for 2063e) when MII refers a prospective customer to WARP and the prospective customer purchases Warp products or services.

     6.3 Warp will document the process by which referrals are to be submitted by MII and accepted by Warp.

     6.4 Warp will refer to MII as a strategic partner and display MII's trademark and information in a manner consistent with such a relationship and in keeping with any branding guidelines published by MII.

     6.5 Warp will maintain records related to the sales AAT Service to customers referred to Warp by MII. Such records will be made available to MII at MII's request.

MII agrees that:

     6.6 MII will introduce Warp products and services to its current or prospective customers when MII has reason to believe there are specific needs that can be best addressed by initiating discussions between Warp and the prospect.

     6.7 MII will refer MII current and prospective customers to Warp when the prospective customer expresses an interest in acquiring Warp products or services directly from Warp.

     6.8 MII will represent Warp products and services offerings in a manner consistent with how the services are offered by Warp directly. MII will use the then current Warp branding, collateral, agreements and suggested retail pricing.

     6.9 MII will make reasonable commercial efforts to assist Warp through the sales process with the prospective customer with the goal of Warp receiving a committed order for products or services.

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                     SECTION 7 - ESCROW OF WARP TECHNOLOGY

MII will be entering into agreements that obligate MII to deliver to current and future MII Customers services that use AAT Services and/or Warp Technology. So that MII can be reasonably assured that it would be able to meet these obligations and provide these services should Warp no longer be willing to, or able to, fulfill its obligations under this agreement Warp agrees to take specific actions to mitigate MII's risks.

Warp agrees that:

     7.1 Warp will escrow its source code and marketing materials at Fulbright and Jawosrski, LLP. In the event of a legally defined failure of WARP (e.g. Court Order), at WARP's instruction, Fulbright will provide to MII all materials ("Warp Materials") so that MII can recreate an appliance identical to the appliances that Warp provides to MII. Warp Materials shall include any and all documentation, source code, specifications, installation instructions, direction for compilation and assembly, specifications for any software tools that Warp uses, , and any other such thing that Warp requires to build, configure and test an appliance that would be used to provide AAT Services.

     7.2 In an event that Warp is no longer willing to, or able to, fulfill its obligations under this agreement, unless such agreement was terminated by WARP for cause, Warp grants MII the unlimited rights to use the Warp Materials to create services identical to, or substantially similar to, AAT Services so that MII can fulfill any obligations that it may have related to its commitment to provide products or services that use AAT Services.

MII agrees that:

     7.3 MII will protect Warp Materials under the strictest confidence and not reveal the details or contents of the Warp Materials to any party, including MII employees, unless through no fault of MII Warp is no longer willing to, or able to, fulfill its obligations under this agreement, and MII is under obligations to continue providing services that use Warp Technology or AAT Services.

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                   SECTION 8 - SALES AND MARKETING ACTIVITIES

     8.1 Marketing Communications Plan. The parties shall make their best efforts to develop a mutually agreeable marketing plan within 30 days of executing this Agreement. Specifics to be addressed within the plan include:

     a) The timing, content and communication strategy for mutually agreed upon joint press release(s) announcing the MII/Warp relationship.
     b) The timing, content and communication strategy announcing availability of the MII services using AAT Service.
     c) The timing, content and communication strategy announcing customers' use of MII services using AAT.

     8.2 Distribution of Materials. Warp grants to MII rights to distribute Warp collateral in connection with offering of AAT Service to MII Customers, or the offering of MII products using AAT Service.

     8.3 Mutual References on Corporate Web Sites. Warp and MII shall provide each other with any applicable branding guidelines to be used when referring to the other partner on their web site. Warp and MII will refer to the other as a strategic partner and display the partner's trademark and information in a manner consistent with such a relationship and in keeping with any branding guidelines published by the partner, and mutually agreed to.

     8.4 Press Releases. MII and Warp will jointly issue a press release highlighting the scope and objectives of the relationship. The parties agree to make their best efforts to have the release ready for distribution no later than 30 days after the date of this Agreement. The content of the release shall be mutually agreed upon prior to the release being issued by either party. The timing of the release shall be mutually agreed upon by both parties.

     8.5 Monthly Reporting by MII to Warp. Within 15 business days of the close of each calendar month MII will provide to Warp a report detailing the sales for the uses described in this agreement. Each monthly report shall be transmitted in writing or via email. The report shall contain the name of each end customer, the customers contract start date, the customers contract end date, the type of the customer sale (referral, resale, AAT Service, etc.), the total amount of the customer sale, the amount due to Warp from the customer sale, and any other relevant information related to the customer sales such as comments or notes.

     8.6 Monthly Reporting by Warp to MII. Within 15 business days of the close of each calendar month Warp will provide to MII a report detailing the sales for the uses described in this agreement where Mirror is the reseller. Each monthly report shall be transmitted in writing or via email. The report shall contain the name of each end customer, the customers contract start date, the customers contract end date, the type of the customer sale (referral, resale, AAT Service, etc.), the total amount of the customer sale, the amount due to Warp from the customer sale, and any other relevant information related to the customer sales such as comments or notes.

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                 SECTION 9 - MAINTENANCE AND SUPPORT ACTIVITIES

     9.1 Personnel. MII and Warp shall identify the members of and establish the maintenance and support team of a reasonable number of trained technical staff to support AAT Service within the MII CAP Network. The team shall create and publish applicable procedures for supporting initiatives conducted under this agreement.

     9.2 Product Updates. Warp will provide to MII, and MII Customers using AAT Service under the terms of this agreement, timely updates to their products. Warp will provide to MII all commercially available software updates, bug fixes, technical notes, database updates, software documentation, user documentation, software utilities and any other similar item that would be available to any Warp customer, business partner or development partner.


                     SECTION 10 - RETAINED MARKETING RIGHTS

     10.1 Each party retains the exclusive right to market, distribute, sell, sublicense, and supply any and all of its products and services subject to the licenses granted in prior sections.


                            SECTION 11 - TERMINATION

     11.1 Termination Date. This agreement shall terminate thirty-six (36) months from the Effective Date unless extended by the mutual agreement of the parties for an additional period.

     11.2 Termination for Reason of Material Default. Either party may terminate this Agreement in the event of a material default by the other party (in this clause the "Defaulting Party"), by giving the Defaulting Party thirty (30) days' prior written notice. Such notice shall include a summary of the default which is relied upon. In the event the Defaulting Party cures the material default prior to the expiration of such thirty (30) day period, this Agreement shall remain in effect, and the notice of termination shall be inoperative.

     11.3 Termination upon Insolvency. Either party may terminate this Agreement immediately by notice in writing to the other party if the other party becomes insolvent, is unable to pay its debts as and when they fall due or if a liquidator, receiver, administrator, mortgagee in possession, manager or other like officer is appointed over some or all of that party's assets.

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                      SECTION 12 - EFFECTS OF TERMINATION

     12.1 Effects of Termination on MII Service to MII Customers using AAT Service. MII may continue to use Warp Technology under the provisions of this agreement to service MII Customers.

     12.2 Effect of Termination of Customer Renewal. MII may allow MII Customers to renew their contracts for any MII service using AAT Service or Warp Technology.

     12.3 Effect of Termination on MII Payments to Warp. MII's obligation to pay to Warp any amounts for uses consistent with this agreement remains in effect as long as MII Customers are using AAT Service and until MII's payments to Warp reach the agreed upon maximum of $52,000 per appliance.

     12.4 Return of Appliances to Warp. MII may, at its sole discretion, return any appliance(s) that have not been paid for in full. In this case MII will not have any obligation to pay additional amounts to Warp with respect to the appliance. Amounts already paid to Warp with respect to use of this appliance shall remain the property of Warp.

     12.5 Retention of Appliances by MII. MII shall have the right to retain any Warp appliances when full payment ($52,000) to Warp for the appliances has been made. MII shall have the right to use any such appliances for any purposes that are consistent with its business and in accordance with the terms of confidentiality described in this agreement.


                       SECTION 13 - LIMITATION OF REMEDY

     13.1 Notwithstanding any other provision of this Agreement, each Party's total liability for all events giving rise to liability on its part arising out of or in connection with this Agreement (other than its obligation to meet the payment obligations or the breach of confidentiality hereunder or license terms) shall be limited to the amounts paid hereunder. In no event shall either party be liable for indirect or consequential loss or damage, loss of contract, profit or revenue, production stoppage or replacement services. The limitation of liability contained in this clause shall apply whether the liability claim is based on breach of contract, breach of warranty, negligence, strict liability or other legal theory.


                  SECTION 14 - INTELLECTUAL PROPERTY OWNERSHIP

     14.1 All Intellectual Property directly relating to Warp Technology, improvements thereto shall be and remain the sole property of Warp.

     14.2 All Intellectual Property directly related to MII Technology, CAP Network and MII Services shall be and remain the sole property of MII.

     14.3 Infringement of Intellectual Property Rights: Each party (in this clause "the Indemnifying Party") shall indemnify the other party against any claims (including any reasonable legal costs) in respect of any infringement of third party intellectual property rights relating to any database, software or other product licensed to the other party by the Indemnifying Party, provided that the Indemnifying Party is given full opportunity to defend the claim in consultation with the other Party.

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                          SECTION 15 - CONFIDENTIALITY

     15.1 Parties shall maintain in strict confidence, and shall use and disclose only as authorized by the other Party, all Confidential Information of the other Party which it receives in connection with this Agreement and the transactions contemplated hereby. Each of the Parties agree that it shall not make use of, disseminate, or in any way disclose any Confidential Information of the other Party to any third Party, person, firm or business. Each of the Parties agree furthermore that it shall treat all Confidential Information of the other Party with the same degree of care as it accords to its own Confidential Information, and each of the Parties represent that it exercises reasonable care to protect its own Confidential Information. Each Party Agrees that it shall disclose Confidential Information of the other party only to those of its employees, contractors or other agents who need to know such Confidential Information, and certifies that such employees have previously agreed in writing, either as a condition to employment or in order to obtain the Confidential Information, to be bound by terms and conditions substantially similar to those of this Agreement. The Party receiving Confidential Information (the "Recipient") shall immediately give notice to the disclosing Party (the "Discloser") of any unauthorized use or disclosure of the Confidential Information of the Disclosers. Recipient agrees to assist Discloser in remedying any such unauthorized use or disclosure of the Confidential Information. Neither party shall copy, disclose, distribute, license, use or reverse engineer the other's products except as expressly permitted under this Agreement. Each party shall take reasonable steps to identify for the benefit and convenience of the other party and its personnel any information of the nature of Confidential Information These restrictions shall not be construed to apply to (1) information generally available to the public, (2) information released by the other party generally without restriction, (3) information independently developed or acquired by the party or its personnel without reliance in any way on other protected information of the other party, (4) information approved for the use and disclosure of the other party or its personnel without restriction or (5) information which was rightfully in the Recipient's possession free of any obligation of confidence at or subsequent to the time it was communicated to Recipient by Discloser. Notwithstanding the foregoing restrictions, such party and its personnel may use and disclose any information to the extent required by an order of any court or other governmental authority.


                             SECTION 16 - WARRANTY

     16.1 It is mutually acknowledged that data entry, communication and storage are subject to a possibility of human and machine errors, omissions, delays, and losses, including inadvertent loss of data or damage to media, which may give rise to loss or damage. Neither party hereto undertakes any liability to the other for any such errors, omissions, delays, or losses. NEITHER PARTY MAKES NOR RECEIVES ANY WARRANTIES, EXPRESS, IMPLIED, STATUTORY, OR IN ANY OTHER PROVISION OF THIS AGREEMENT OR ANY OTHER COMMUNICATION, REGARDING THE PRODUCTS, AND BOTH PARTIES SPECIFICALLY DISCLAIM ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NEITHER PARTY UNDERTAKES OR ACCEPTS ANY LIABILITY WHATSOEVER TO THE OTHER FOR ERRORS, OMISSIONS, DELAYS, INTERRUPTIONS, OR LOSSES UNLESS CAUSED BY THEIR WILLFUL MISCONDUCT. IN NO EVENT SHALL EITHER PARTY'S DAMAGES IN ANY LAWSUIT OR OTHER ACTION BROUGHT UNDER THIS AGREEMENT EXCEED THE AMOUNTS PAID HEREUNDER.

                           SECTION 17 - MISCELLANEOUS

     17.1 Independent Contractor. MII and Warp are independent contractors under this Agreement, and nothing herein shall be construed to create a partnership, joint venture, or agency relationship between the parties hereto. Neither party shall have the authority to enter into agreements of any kind on behalf of the other party with respect to the subject matter of this Agreement or otherwise to bind or obligate such other party in any manner to any third party.

     17.2 No Conflict of Interest. Each party hereto represents and warrants that (1) it has full power and authority to undertake the obligations set forth in this Agreement, and (2) it has not entered into any other agreements that would render it incapable of satisfactorily performing its obligations hereunder or that would place it in a position of conflict of interest or be inconsistent or in conflict with its obligations hereunder.

     17.3 Compliance with Law; Assignment. Each party hereto agrees that it shall comply with all applicable laws and regulations of governmental bodies or agencies in its performance of its obligations under this Agreement. Each party represents that it is acting on its own behalf, and not as an agent for or on behalf of any third party, in entering into this Agreement, and further agrees that it may not assign its rights or obligations under this Agreement without the prior written consent of the other party.

     17.4 Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be considered effective when deposited in the mail, postage prepaid, and addressed to the other party at the address noted above, unless by such notice a different address shall have been designated.

     17.5 Governing Law. All questions concerning the validity, operation, interpretation, and construction of this Agreement will be governed by and determined in accordance with the laws of the State of Delaware.

     17.6 No Waiver. Neither party hereto shall by mere lapse of time, without giving notice or taking other action hereunder, be deemed to have waived any breach by the other party of any of the provisions of this Agreement. Further, the waiver by either party of a particular breach of this Agreement by the other shall not be construed or constitute a continuing waiver of such breach or of other breaches of the same or other provisions of this Agreement.

     17.7 Scope of Agreement. The parties hereto acknowledge that each has read this Agreement, understands it, and agrees to be bound by its terms. The parties further agree that this Agreement is the complete and exclusive statement of their Agreement relating to the subject matter hereof and supersedes all proposals (oral or written), understandings, representations, conditions, warranties, covenants, and other communications between the parties relating hereto; provided, however, that nothing herein shall serve to supersede or impair any provision of the License Agreement, it being the intention of the parties hereto that this Agreement shall supplement and not alter the terms thereof. This Agreement may be amended only by a subsequent writing that specifically refers to this Agreement and is signed by the parties, and no other act, document, usage, or custom shall be deemed to amend this Agreement.

     17.8 Conflicts in Terms of Agreement. In the case of a conflict between terms of this agreement and its exhibits the following order of precedence will be used (highest to lowest): 1) This agreement; 2) The exhibits to this agreement except for exhibits containing license agreements; 3) Exhibits to this agreement containing license agreements.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as set forth below.

WARP SOLUTIONS, INC.


By:      ____________________________________________________


Title:   ____________________________________________________


Date:    April ______, 2003


MIRROR IMAGE INTERNET , INC.


By:      ____________________________________________________


Title:   ____________________________________________________


Date:    April ______, 2003

   EXHIBIT A - FEES PAID TO WARP BY MII FOR MII CUSTOMERS USE OF AAT SERVICE


MII will pay Warp an amount equal to one-half of the revenue it receives from MII customers for the customer's use of the AAT Services based upon Warp Technology subject to the following terms and limitations:

     1. The total amount that MII will pay to Warp shall not exceed $52,000 for each appliance that is used in production by MII for delivery of AAT Services based upon Warp Technology.
     2. The payments to Warp will be made by the end of the month following the month in which MII receives payment from MII's customer.
     3. At such time that payments to Warp are discontinued because MII has paid an amount equal to $52,000 per appliance, Warp shall be eligible to receive referral fees related to the AAT Service based upon Warp technology as described in the body of this agreement. Until such time, MII shall have no obligation to pay Warp referral fees related to the AAT Service when Warp refers a prospective customer to MII.





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